UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	May 23, 2005
(May 17, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry Into a Material Definitive Agreement.

At the Annual Meeting held on May 17, 2005, the shareholders of PNM Resources, Inc. (the "Company") approved the PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan (the "PEP").  Following receipt of shareholder approval, the Company entered into the PEP and filed a registration statement on Form S-8 and a copy of the PEP with the Securities and Exchange Commission.  The filing information for the PEP is contained in Item 9.01 below.

The shareholders approved amending the existing plan to (i) increase the number of shares of common stock of the Company authorized to be issued thereunder from 3,750,000 shares to 8,250,000 shares, (ii) permit non-employee directors to participate in the PEP, (iii) extend the term of the PEP from December 31, 2010 until December 31, 2015 and (iv) make changes to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Employees (including employees who are also officers) of the Company or a subsidiary and non-employee directors of the Company are eligible to receive awards under the PEP. The PEP is administered by the Human Resources and Compensation Committee (the "Committee").  The Committee has the exclusive authority to administer the PEP, including the authority to:  (1) select individuals to participate in the Plan; (2) determine the type of awards to be granted to each Participant; (3) determine the number of awards to be granted and the number of shares of Stock to which an award will relate; (4) determine the terms and conditions of any award; (5) determine the method of payment for each exercise of an award, as well as the extent to which an award may be canceled, forfeited, or surrendered; (6) prescribe the form of each award agreement and decide all matters that must be determined in connection with an award; (7) establish, adopt, and revise any rules or regulations as it may deem necessary or advisable to administer the PEP; (8) interpret the terms of, and any matter arising under, the PEP or any award agreement; and (9) make all other decisions and determinations that may be required under the PEP or as the Committee deems necessary or advisable to administer the PEP.

The Committee is authorized to grant incentive stock options, non-qualified stock options, restricted stock rights, performance share awards, performance units and stock appreciation rights under the Plan.  Forms of award agreement for stock options and restricted stock rights will be filed with the next quarterly report on Form 10-Q.

Item 8.01  Other Events.

The Company previously reported that non-employee director compensation would change upon shareholder approval of the PEP.  Accordingly, compensation for non-employee directors is as previously reported and set forth in Item 5 of Part II of, and in Exhibit 10.138 to, the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005.  On May 17, 2005, the eight non-employee directors of the Company each received 1,050 stock options under the Director Retainer Plan (this being the last award made under this plan prior to its scheduled expiration in July 2005) and 1,050 restricted stock rights under the PEP.

On May 17, 2005, the Committee awarded 67,500 non-qualified stock options under the PEP to Jeffry Sterba, Chairman, President and CEO of the Company and awarded 14,000 non-qualified stock options to each senior vice president of the Company, which group includes the remaining named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the Company.

At the Annual Meeting held on May 17, 2005, shareholders also approved an amendment to the Restated Articles of the Incorporation of Company that was disclosed in its 2005 proxy statement.  The amendment authorizes the granting of additional voting rights to holders of any series of preferred stock that is convertible into common stock, subject to a cap on the amount of preferred stock that may be outstanding at any one time with the additional new voting rights.  The amendment will become effective upon filing of the amended articles with the New Mexico Public Regulation Commission and the amended articles will be filed with the Company's next quarterly report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits

10.59           PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan dated May 17, 2005 (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8, File No. 333-125010, filed on May 17, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: May 23, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report) 4